SUBLEASE AGREEMENT


      1. PARTIES: This sublease, dated for reference purposes only December 14, 1999 is made by and between KINDER MORGAN, INC., A KANSAS CORPORATION, FORMALLY KNOWN AS K N ENERGY, INC., A KANSAS CORPORATION (hereinafter called "SUBLESSOR"), and E-XACT TRANSACTIONS, LTD., A DELAWARE CORPORATION (hereinafter called "SUBLESSEE").

      2.    MASTER LEASE:

            2.1 Sublessor is the tenant of the Premises known as 143 UNION BLVD., SUITE 850, LAKEWOOD, COLORADO 80228, LOT 1, REPLAT OF ONE UNION SQUARE, ACCORDING TO THE MAP RECORDED MAY 31, 1984 UNDER RECEPTION NUMBER 84050232, COUNTY OF JEFFERSON, STATE OF COLORADO, pursuant to the terms of a lease (hereinafter referred to herein together with any Amendments thereto, as the "Master Lease"), a copy of which is attached hereto as EXHIBIT A and incorporated herein by this reference, which Master Lease is dated FEBRUARY 23, 1998 and executed by ONE UNION SQUARE II, LTD., a Colorado limited partnership as landlord (hereinafter referred to herein, together with all successors in interest, as "Master Lessor"), and Sublessor, as tenant.

            2.2 This Sublease is, and at all times shall be, subject and subordinate to the Master Lease.

            2.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease, and the First and Second Amendment to Office Lease. Provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. For purposes of this Sublease, wherever in the Master Lease the word "Lessor"/ "Landlord" is used, it shall be deemed to mean or refer to Sublessor herein, and wherever in the Master Lease the word "Lessee"/ "Tenant" is used, it shall be deemed to mean or refer to Sublessee herein.

            2.4 During the term of this Sublease, and all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee hereby expressly assumes and agrees to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor as tenant under the Master Lease as to the premises. The obligations which Sublessee has assumed under this MASTER LEASE which are consistent with the terms of this Sublease, hereinafter referred to as the "Sublessee's Assumed Obligations."

            2.5 Sublessee shall hold Sublessor free and harmless of and from any liability, judgments, costs, damages, claims and demands, including reasonable attorney's fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations. Sublessor shall hold Sublessee free and harmless of and from all liability, judgments, cost, damages, claims or demands arising out of Sublessor's failure to comply with its obligations to tenant under the Master Lease or as Sublessor under this Sublease.

            2.6 Sublessor agrees to do all things necessary on its part, as tenant under the Master Lease, to maintain the Master Lease in full force and effect during the entire term of this Sublease. If Sublessor receives any notice from Master Lessor alleging or asserting that Sublessor is in default under the Master Lease, then Sublessor shall promptly deliver a copy of any such notice to Sublessee, and Sublessee shall have the right, but not the obligation, to take any and all steps reasonably necessary to cure any such default. Sublessor shall indemnify and hold Sublessee harmless of and from any and all losses, damages, costs and expenses which Sublessee may suffer or incur as a result of curing any such default and Sublessee shall have the right to offset any and all losses, damages, and expenses against the Rent otherwise due hereunder.

            2.7 Sublessor represents and warrants to Sublessee that, as of the date hereof, the Master Lease is in full force and effect, and that no default exists on the part of either party to the Master Lease, nor does any set of facts or circumstances exist which, with notice or the passage of time, or both, could ripen into a default.

      3. PREMISES: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, for the term, at the rental and upon all of the conditions set forth herein, that certain real property, consisting of approximately 4,500 rentable square feet, THAT PORTION OF 8TH FLOOR, SUITE 850 (a description of which is attached hereto as EXHIBIT B. Said real property is herein collectively called the "Premises."

      4.    TERM:

            4.1 TERM. The term of this Sublease shall be for NINE (9) MONTHS AND FIFTEEN (15) DAYS commencing on DECEMBER 20, 1999 and ending SEPTEMBER 30, 2000, unless sooner terminated pursuant to any provision hereof.

            4.2 EARLY OCCUPANCY. If Sublessee occupies the Premises prior to the commencement date, such occupancy shall be subject to all provisions of this Sublease and shall not advance the termination date, and Sublessee shall pay rent for any such period at the initial monthly rate provided for herein.

      5.    RENT:

            5.1   RENT:

                  A. Sublessee shall promptly pay rent on the first day of each month during the term of this Sublease. Sublessee shall pay rent directly to Sublessor. The rental rate during the sublease term shall be $18.50 per rentable square foot as described in EXHIBIT C rent schedule which is attached hereto and made a part hereof.

                  B. If any sum or amount in addition to or in excess of the Rent provided for in subparagraph 5.1.A above, is due under or pursuant to the Master Lease as rent for the Premises, then Sublessor shall promptly pay any such sum or amount, and Sublessor shall indemnify and hold Sublessee harmless of and from any and all claims, damages or losses incurred or suffered by Sublessee as a result of or arising out of any failure or refusal on the part of Sublessor to pay any such sum or amount.

                  C. Sublessor and Master Lessor shall promptly notify Sublessee of any failure on the part of Sublessor to pay any amounts otherwise due from Sublessor as tenant under the Master Lease with regard to the Premises, as provided in subparagraph 5.1.B above. If Sublessor fails to pay such amount, then Sublessee shall have the right, but not the obligation, to pay any and all such amounts on behalf of Sublessor, to the extent necessary to cure any default on the part of Sublessor under the Master Lease, and in such event Sublessee shall have the right at Sublessee's election, to set off any such amounts so paid against rent otherwise due for the Premises pursuant to this Sublease or to take whatever steps or actions are necessary and appropriate to receive such sums from Sublessor, including without limitation instituting any action at law or in equity.

            5.2 PAYMENT OF RENT: Rent for any period during the term of this Sublease which is less than a full month shall be a pro rata portion of the Rent otherwise provided for in this Sublease. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other place as Sublessor may designate, in writing, to Sublessee.

      6.    USE OF PREMISES:

            6.1 USE. The Premises shall be used in accordance with those provisions in the Master Lease.

            6.2 COMPLIANCE WITH LAW. Sublessee hereby accepts the Premises "as is", however, the Premises will be delivered in clean condition, replaced and reset, subject to all applicable zoning, municipal, county, federal and state laws, ordinances and regulations governing or regulating the use or occupancy of the Premises, and accepts this Sublease subject thereto and to all matters disclosed hereby and by any exhibits attached hereto. Sublessee acknowledges that neither Sublessor nor its agents have made any representatives or warranties as to the suitability of the Premises for the conduct of Sublessee's business.

      7. ATTORNEYS' FEES. If either Sublessor or Sublessee brings any action or proceeding, whether legal, equitable or administrative, to enforce rights and obligations under this Sublease, or to declare rights hereunder, the prevailing party in any such action or proceeding shall be entitled to recover from the other party reasonable attorneys' fees and costs of suit, in addition to any other relief allowed by the court.

      8.    ADDITIONAL PROVISIONS:

            8.1 NOTICES. Any notice required or permitted to be given under this Sublease, including any change of address for purpose of giving notice, shall be in writing, and shall be given by personal delivery, or by certified mail, return receipt requested, or by commercial overnight courier, in each case addressed to the party to whom said notice is given at the address of said party indicated next to each party's signature at the end of this Sublease.

            8.2 INCORPORATION OF PRIOR AGREEMENTS. This Sublease incorporates all agreements of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, whether oral or written, pertaining to the subject matter hereof.

            8.3 MODIFICATIONS. This Sublease may be modified or amended only by an instrument in writing executed by both parties in interest hereunder.

            8.4 GOVERNING LAW: SEVERABILITY. This Sublease shall be governed by and construed in accordance with the laws of the State of Colorado, as that is where the Premises are located. If any term or provision of this Sublease is found by a court of competent jurisdiction to be void or unenforceable, such term or provision shall be deemed severed from the remainder of the terms and provisions of this Sublease, and said remainder shall remain in full force and effect, according to its terms, to the extent permitted by law.

      9. BROKERS: E-xact Transactions, Ltd. (Sublessee) is represented by Liberty-Greenfield, LLLP in this transaction and Kinder Morgan (Sublessor) is represented by The Staubech Company. The Staubech Company shall pay Liberty-Greenfield a market commission per a separate agreement. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease. $3,555.00 to Liberty-Greenfield.

      IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease on the dates set forth below, to be effective as of the date first set forth above.

                              SUBLESSOR:

                              KINDER MORGAN, INC.
                              Attn:  Manager, Real Property
                              P. O. Box 281394
                              Lakewood, Colorado  80228-8384


                              By  /s/illegible
                                 -------------------------------------------
                              Its
                                 -------------------------------------------

                              SUBLESSEE:

                              E-xact Transactions, Ltd.
                              Attn:  Ted Hendersen
                              Suite 2410-555 West Hastings Street
                              Vancouver, BC  V6B4N6


                              By  /s/Ted Henderson
                                 -------------------------------------------
                              Its
                                 -------------------------------------------

                              LANDLORD:

                              ONE UNION SQUARE II, LTD., A COLORADO LIMITED
                               PARTNERSHIP
                              Attn:  Real Estate Manager
                              383 East 17th Avenue, Suite 1110
                              Denver, Colorado  80203


                              By  /s/illegible
                                 -------------------------------------------
                              Its
                                 -------------------------------------------

                                   EXHIBIT A

      (Primary Lease)
      Not Attached

                                   EXHIBIT B

Tenant shall occupy approximately 4,500 rentable square feet of 9,300 available rental square feet. No demising wall shall be built, and Tenant shall occupy space in "as is" condition.


                                     [MAP]

                                   EXHIBIT C


      Period              Square Feet     Rent Per Square Foot    Monthly Total
12/20/99-12/31/99            1,000              $18.50             $   596.76
01/01/00-01/15/00*           1,000              $18.50             $   770.83
01/16/00-01/31/00            4,500              $18.50             $ 3,468.75
02/01/00-09/30/00            4,500              $18.50             $ 6,937.50


*  Combined rent for the month of January 2000 shall be $4,239.58.